UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

ACLARIS THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37581	46-0571712
(Commission File No.)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400
Malvern, PA 19355
(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (484) 324-7933

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into a Material Definitive Agreement.

On August 3, 2017, Aclaris Therapeutics, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Confluence Life Sciences, Inc., a Delaware corporation (“Confluence”), Aclaris Life Sciences, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Fortis Advisors LLC, as representative of the holders of Confluence equity (the “Confluence Equityholder Representative”). The Merger Agreement provides for Merger Sub to merge with and into Confluence (the “Merger”), with Confluence surviving as a wholly owned subsidiary of the Company, subject to the terms and conditions set forth in the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the closing, the Company is required to pay holders of Confluence’s capital stock and options to purchase Confluence’s common stock (collectively, the “Confluence Equityholders”), upfront consideration of $20,000,000, consisting of, and subject to adjustment with respect to, the following: (A) an amount in cash equal to (i) $10,000,000, plus (ii) all cash and cash equivalents held by Confluence and its subsidiaries at Closing, plus (iii) the aggregate exercise price of all outstanding Confluence options, plus (iv) the amount, if any, by which the Closing Net Working Capital is greater than the Target Working Capital, minus  (v) the amount, if any, by which the Closing Net Working Capital is less than the Target Working Capital,  minus (vi)  $1,000,000, set aside in escrow, minus (vii) the Unpaid Company Transaction Expenses, minus (viii) an amount set aside for expenses incurred by the Confluence Equityholder Representative and minus (ix) an amount equal to any indebtedness of Confluence at closing; and (B) (i) 349,527 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), which number of shares is determined by dividing $10,000,000 by the average closing price of the Common Stock on The Nasdaq Global Select Market for the 20 consecutive trading days ending on the trading day immediately preceding the closing date (the “Common Stock Price”), with adjustments to avoid the issuance of fractional shares,  minus (ii) 34,955 shares of Common Stock set aside in escrow, which number of shares is determined by dividing $1,000,000 by the Common Stock Price. The Confluence Equityholders receiving shares of Common Stock in the Merger are required to sign lock-up agreements that, among other things, provide for a lock-up period of six months for all shares issued in the Merger.

The Company has also agreed to pay the Confluence Equityholders contingent consideration of up to  $80,000,000 upon the Company’s achievement of specified development, regulatory and commercial milestones set forth in the Merger Agreement.  Of the contingent consideration, up to $2,500,000 may be paid in shares of the Common Stock upon the achievement of a specified development milestone. In addition to the foregoing contingent payments, the Company has agreed to pay the Confluence Equityholders specified future royalty payments calculated as a low single-digit percentage of annual net sales, subject to specified reductions, limitations and other adjustments, until the date that all of the patent rights for a particular product have expired, as determined on a country-by-country and product-by-product basis or, in specified circumstances, ten years from the first commercial sale of such product.  In addition, if the Company sells, licenses or transfers any of the intellectual property acquired from Confluence pursuant to the Merger Agreement to a third party, the Company will be obligated to pay the Confluence Equityholders a portion of any incremental consideration (in excess of the development and milestone payments described above) that the Company receives from such sales, licenses or transfers in specified circumstances.

The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of the Company and Confluence.

The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, and were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the Company and Confluence in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The Merger Agreement and the transactions contemplated in the Merger Agreement have been unanimously approved by the Company’s board of directors.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On August 3, 2017, the Company completed the Merger described in Item 1.01 of this Current Report and paid all consideration required to be paid at the closing pursuant to the Merger Agreement.    On that date, the Company paid approximately $8,694,500 and reserved for issuance an aggregate of 314,572 shares of Common Stock to the Confluence Equityholders and deposited $1,000,000 in cash and 34,955 shares of Common Stock into escrow as prescribed by the Merger Agreement.

Item 3.02     Unregistered Sale of Equity Securities.

Pursuant to the Merger described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on August 3, 2017, the Company issued, or reserved for issuance, an aggregate of 349,527 shares of Common Stock, including 34,955 shares of Common Stock set aside in escrow, to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. Each of the Confluence Equityholders receiving shares of Common Stock in the Merger has, or will have prior to receipt of such shares, represented that it was acquiring such shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Such shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01     Regulation FD Disclosure

On August 8, 2017, the Company issued a press release (the “Press Release”) announcing the closing of the Merger.  A copy of the Press Release is furnished herewith as Exhibit 99.1 to this report. On August 8, 2017, the Company will also be conducting a conference call and live audio webcast to discuss the Company’s financial results for the quarter and six months ended June 30, 2017, business updates, and the Merger.  A copy of the slide presentation that the Company will be using in connection with this conference call is furnished herewith as Exhibit 99.2 to this report.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the Press Release and slide presentation furnished as exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated August 8, 2017
99.2	Presentation titled “Confluence Acquisition” dated August 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2017	Aclaris Therapeutics, Inc.

	By:	/s/ Frank Ruffo
Frank Ruffo
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated August 8, 2017
99.2	Presentation titled “Confluence Acquisition” dated August 2017.